EXHIBIT 10.3

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of May 24, 2013, by and between (i) ECOSPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Seller”), and (ii) FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“FNF” or “Buyer”).

The Seller owns 67,000 Class A Units of ECOSPHERE ENERGY SERVICES, LLC, a Delaware limited liability company (the “Company”), representing 52.5932 percent of the total issued and outstanding Units of the Company.  In accordance with the terms and conditions of that certain Amended and Restated Operating Agreement of Ecosphere Energy Services, LLC, dated July 15, 2009, as amended by that certain First Amendment to Amended and Restated Operating Agreement of Ecosphere Energy Services, LLC, dated November 9, 2009 (the “Operating Agreement”), the Seller as acted as the Managing Member (as defined in the Operating Agreement) and in its position as the Managing Member, the Seller has managed  the business and affairs of the Company together with the Board of Directors.  All capitalized words and terms not defined in this Agreement have the meaning contained in the Operating Agreement.

Pursuant to the terms and subject to the conditions contained in this Agreement, (i) the Seller shall sell to the Buyer and the Buyer shall purchase from the Seller an aggregate of 15,287 Class A Units of the Company, representing twelve percent of the total issued and outstanding Units of the Company (on a fully-diluted basis), in exchange for an aggregate purchase price of $6,000,000, and (ii) the Seller shall grant to FNF an option to purchase from the Seller an aggregate of 10,191 Units of the Company, representing eight percent of the total issued and outstanding Units of the Company (on a fully-diluted basis), in exchange for an aggregate purchase price of $4,000,000.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Seller and the Buyer hereby agree as follows:

1.

PURCHASE AND SALE OF UNITS.

(a)

Purchase of Units.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, at the Closing (as defined below), FNF agrees to purchase from the Seller and the Seller agrees to sell to FNF 15,287 Class A Units of the Company (the “FNF Units”) in exchange for $6,000,000 (the “FNF Purchase Price”).  At the Closing, subject to Section 5(b), (A) FNF shall deliver to the Seller the FNF Purchase Price for the FNF Units to be sold to FNF at the Closing and (B) the Seller shall deliver to FNF, the FNF Units, free from all taxes, liens and charges, together with a certificate evidencing ownership of the FNF Units, duly endorsed in blank or accompanied by an irrevocable transfer power.

(b)

Amended and Restated Operating Agreement.  At Closing, each of the Seller, the Buyer, John Kuelbs, and Clean Water Partners, LLC, a Delaware limited liability company (“CWP”), shall adopt the Second Amended and Restated Operating Agreement of

Ecosphere Energy Services, LLC, in the form attached hereto as Exhibit A (the “Amended and Restated Operating Agreement”).  The Seller acknowledges that the Amended and Restated Operating Agreement, among other things, will (i) eliminate the Managing Member, (ii) reduce the number of Board of Directors to six with the Seller and FNF each designating two Directors, and with CWP, and John Kuelbs each designating one Director, (iii) eliminate the Class A, Class B, and Class C unit designations in favor of a single class of Units, (iv) have the Seller turn over all books and records of the Company to the Company, (v) have the Seller turn over all checking account signing authority of the Company to the Company, (vi) contain non-competition provisions that prevent the Seller  and executive officers of the Seller from competing against the Company in the energy domain of the Company, and (vii) contain mutually agreeable dilution of ownership provisions.

(c)

Closing Dates.  The closing of the transactions contemplated herein (“Closing”) shall take place at 2:00 P.M. Eastern Standard Time two business days after the satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such other date as is mutually agreed to by the Seller and the Buyer) (the “Closing Date”), with such Closing Date anticipated to be May 24, 2013.  The Closing shall occur at the offices of the Company (or such other place as is mutually agreed to by the Seller and the Buyer).

(d)

Option to Purchase Additional Units.  For a period of ninety (90) days after the Closing Date (the “Option Period”), FNF will have the option (the “FNF Option”), but not the obligation, to purchase from the Seller 10,191 Units of the Company (the “FNF Option Units”) in exchange for $4,000,000 (the “FNF Option Price”).  FNF may exercise the FNF Option at any time during the Option Period by providing notice to the Seller of such exercise in accordance with Section 9(f) (the “FNF Option Exercise Notice”).  No later than five (5) days after the delivery of the FNF Option Exercise Notice, (A) FNF shall deliver to the Seller the FNF Option Price for the FNF Option Units and (B) the Seller shall deliver to FNF, the FNF Option Units, free from all taxes, liens and charges, together with a certificate evidencing ownership of the FNF Option Units, duly endorsed in blank or accompanied by an irrevocable transfer power.  FNF may assign the FNF Option to any third party without the consent of the Seller.

2.

REPRESENTATIONS AND WARRANTIES OF THE BUYER.

FNF represents and warrants that:

(a)

Investment Purpose.  The Buyer is acquiring the Units for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Units at any time in accordance with or pursuant to an effective registration statement covering such Units or an available exemption under the Securities Act of 1933, as amended (the “Securities Act”), subject to the terms and restrictions contained in this Agreement.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any person (as hereinafter defined) to distribute any of the Units.

(b)

Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D as promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

(c)

Reliance on Exemptions.  The Buyer understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Units.

(d)

No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units, or the fairness or suitability of the investment in the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

(e)

Transfer or Resale.  The Buyer understands that (i) the Units have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of in-house or outside counsel, in a generally acceptable form, to the effect that such Units to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements and (ii) neither the Company nor any other person is under any obligation to register the Units under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f)

Legends.  The Buyer agrees to the imprinting, so long as is required by this Section 2, of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF IN-HOUSE OR OUTSIDE COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(g)

Authorization, Enforcement.  The Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

(h)

Experience of Buyer.  The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment.  The Buyer is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

(i)

Information.  The Buyer has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Units that have been requested by the Buyer.  The Buyer has been afforded the opportunity to ask questions of the Company and has received what the Buyer believes to be satisfactory answers to any such inquiries.  The Buyer understands that its investment in the Units involves a high degree of risk.

3.

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants that:

(a)

Authorization, Enforcement. The Seller has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company.

(b)

Title to Units.  All of the Units being sold to the Buyer are owned of record and beneficially by the Seller and the Seller has good and marketable title to such Units free and clear of all liens and encumbrances of any type except under the Operating Agreement.  Upon the consummation of the transactions contemplated by this Agreement, the Buyer shall be the sole record and beneficial owner of and shall have good and marketable title to the Units being sold to the Buyer, free and clear of all liens and encumbrances of any type.  No approval or authorization of any Member, the Board of Directors of the Company, or others is required for the sale of the Units from the Seller to the Buyer except for (i) the tag-along rights provided in Section 7.3 of the Operating Agreement and (ii) the right of first refusal provided in Section 7.4 of the Operating Agreement, each of which are being waived by the other Members of the Company.

(c)

Litigation. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the actual knowledge of the Seller, threatened against or affecting the Seller in which the Seller is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

4.

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Except as set forth under the corresponding section of the disclosure schedule attached hereto (the “Disclosure Schedule”) (which Disclosure Schedule shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure), the Seller hereby makes the representations and warranties set forth below to the Buyer, which representations and warranties shall be true and correct as of the Closing Date as well as on the date hereof:

(a)

Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Section 4(a) of the Disclosure Schedule.  Except as set forth on Section 4(a) of the Disclosure Schedule, the Company owns, directly or indirectly, all of the equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding equity interests of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase equity interests.

(b)

Organization and Qualification.  The Company and its subsidiaries are limited liability companies duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite corporate or other entity power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign limited liability company to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any transaction contemplated thereby, (ii) a material adverse effect on the results of operations, assets, business, condition or prospects (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or any transaction contemplated thereby (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)

Authorization. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of any agreements contemplated hereby to which the Company is party have been duly authorized by the Company.

(d)

Capitalization.  The capitalization of the Company is set forth on Section 4(d) of the Disclosure Schedule, including but not limited to, all options, warrants, and securities convertible into units of the Company. All of the outstanding units of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding units was issued in violation of any preemptive rights or similar rights to subscribe for or purchase units of thee Company.  Except as disclosed in Section 4(d) of the Disclosure Schedule: (i) none of the Company's Units are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any units of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional units of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Units of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Units; and (vii) the Company does not have any equity appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.  The Seller has furnished to the Buyer true, correct and complete copies of the Company's Certificate of Formation, as amended and as in effect on the date hereof (the “Certificate of Formation”), and the Operating Agreement, and the terms of all securities convertible into, or exercisable or exchangeable for, units of the Company and the material rights of the holders thereof in respect thereto.  Except the Operating Agreement, there are no member agreements, voting agreements or other similar agreements with respect to the Company’s units to which the Company is a party or, to the knowledge of the Seller, between or among any of the Company’s members.

(e)

No Conflicts.   Except as disclosed in Section 4(e) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the sale and transfer of the Units from the Seller to the Buyer) will not (i) result in a violation of any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any equity interest of the Company or any of its subsidiaries or operating agreement of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.  In all material respects, the business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Seller is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)

Financial Statements.

(i)

The financial statements of the Company for the period commencing on the Company’s inception and ending December 31, 2012, and March 31, 2013, attached hereto as Section 4(f)(i) of the Disclosure Schedule, comply with applicable accounting requirements as in effect when prepared.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(ii)

Except as set forth in Section 4(f)(ii) of the Disclosure Schedule, the Company does not  have any indebtedness, liabilities, obligations, responsibilities, fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or  unforeseen, joint, several or individual asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including any costs, expenses, interests, reasonable attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof, which in the aggregate for all such items exceed $100,000.

(iii)

All notes and accounts receivable of the Company and its subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and, to the Seller’s knowledge, collectible.

(iv)

Section 4(f)(iv) of the Disclosure Schedule sets forth a complete, true and accurate statement, as of the date hereof, of the Company’s (A) cash balance, (B) accounts receivable, (C) Seller Debt (as defined in Section 5(b)) and (D) accounts payable.

(g)

Intellectual Property Rights.

(i)

The Company and each of its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.

(ii)

There are no infringements by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Seller there is no claim, action or proceeding being made or brought against, or to the Seller’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except with respect to any of the preceding which, in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect.

(iii)

Section 4(g) of the Disclosure Schedule identifies (A) each patent or registration that has been issued to the Company or any of its subsidiaries with respect to any of its intellectual property; (B) each pending patent application or application for registration that the Company or any of its subsidiaries has made with respect to any of its intellectual property; and (C) each license, agreement, or other permission that Company or any of its subsidiaries has granted to any third party with respect to any of its intellectual property.

(h)

Environmental Laws.  The Company and each of its subsidiaries are in all material respects (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(i)

Title and Condition of Assets.  All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. The Company and its subsidiaries own or lease all machinery, equipment, and other tangible assets necessary for the conduct of their business as presently conducted.  Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

(j)

Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(k)

Regulatory Permits.  The Company and each of its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l)

No Material Adverse Breaches, etc.  Neither the Company nor its subsidiaries are is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation.  Except as disclosed in Section 4(l) of the Disclosure Schedule, neither the Company nor any of its subsidiaries are in breach of any contract or agreement.

(m)

Tax Status.  The Company and each of its subsidiaries have made and filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(n)

Certain Contracts.  Section 4(n) of the Disclosure Schedule lists all written contracts and other written agreements to which the Company or any of its subsidiaries is a party and the performance of which will involve consideration in excess of $100,000. The Seller has delivered to the Buyer a correct and complete copy of each contract or other agreement (as amended to date) listed in Section 4(n) of the Disclosure Schedule.   The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument disclosed in Section 4(n) of the Disclosure Schedule. Except as disclosed on Section 4(n) of the Disclosure Schedule, no supplier of the Company or any of its subsidiaries has indicated that it shall stop, or decrease the rate of, supplying materials, products or services to the Company or any of its subsidiaries, and no customer the Company or any of its subsidiaries has indicated that it shall stop, or decrease the rate of, buying materials, products or services from the Company or any of its subsidiaries.

(o)

Employee Relations.  Neither the Company nor any of its subsidiaries are involved in any material labor dispute or, to the knowledge of the Seller, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(p)

Compliance with The Foreign Corrupt Practices Act and Export Control and Anti-Boycott Laws

(i)

The Company and its subsidiaries and their representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment, to: (A) any person who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer (whether government owned or nongovernment owned); (B) any political party or official thereof; (C) any candidate for political or political party office; or (D) any other individual or entity; while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

(ii)

Each transaction is properly and accurately recorded on the books and records of the Company and its subsidiaries, and each document upon which entries in the Company’s books and records are based is complete and accurate in all respects.  The Company and its subsidiaries maintains a system of internal accounting controls adequate to insure that the Company and its subsidiaries maintain no off-the-books accounts and that the Company’s or any subsidiary’s assets are used only in accordance with the Company’s management directives.

(iii)

The Company and its subsidiaries has at all times been in compliance with all legal requirements relating to export control and trade embargoes.

(iv)

The Company and its subsidiaries has not violated the anti-boycott prohibitions contained in 50 U.S.C.  sect.  2401 et seq.  or taken any action that can be penalized under Section 999 of the Internal Revenue Code of 1986, as amended.

(q)

Transactions with Affiliates.  Other than as set forth on Section 4(q) of the Disclosure Schedule, neither the Company nor any if its subsidiaries is a party, directly or indirectly, to any contract, agreement or lease with, or any other commitment to, (i) any affiliate of the Company (including the Seller) or any of its subsidiaries, (ii) any affiliate of such an individual or entity or (ii) any manager, director, officer or employee of the Company or any of its affiliates.

(r)

Product Warranty.  Each product manufactured, sold, leased, or delivered by the Company or any of its subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any of its subsidiaries has any material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith.

(s)

Technology License Agreement.  That certain Technology License Agreement, dated July 15, 2009 (the “Technology License Agreement”), by and between the Company and the Seller is in full force and effect and neither the Company nor the Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Technology License Agreement.  The License Fee (as defined in the Technology License Agreement) has been paid in full and the Company has no obligation or liability to pay any further amount to the Seller with respect to the licenses granted under the Technology License Agreement.  The Technology License Agreement grants to the Company the right to use the Licensed Technology (as defined in the Technology License Agreement) in the Field of Use (as defined in the Technology License Agreement) throughout the world as set forth in the License Agreement.

5.

COVENANTS.

(a)

Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)

Use of Proceeds.  At the Closing, the Seller shall use part of the FNF Purchase Price to repay any and all amounts owing from the Seller to the Company (the “Seller Debt”), which is $1,385,138.71 as of May 23, 2013.  The Seller shall verify to the Buyer the amount of the Seller Debt to the satisfaction of the Buyer prior to the Closing.

(c)

Fees and Expenses.  Each party shall pay all of its costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement.

(d)

Further Assurances.  At any time or from time to time upon the request of a party, the other party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the requesting party may reasonably request in order to effect fully the purposes of this Agreement, including providing the requesting party with any information reasonably requested.

(e)

Board of Directors Positions.  Effective at Closing, in accordance with the A Operating Agreement, the number of Directors of the Company will be six, consisting of (i) Dennis McGuire, (ii) Michael R. Donn, Sr. (iii) Drew Bledsoe, (iv) John Kuelbs, (v) Brent Bickett and (vi) one FNF designated director to be named at a later date.

6.

CONDITIONS TO THE SELLER’S OBLIGATION TO SELL.

The obligation of the Seller hereunder to sell the Units to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions,

provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion:

(a)

The Buyer shall have executed this Agreement and delivered the same to the Seller;

(b)

FNF shall have delivered to the Seller the FNF Purchase Price for the FNF Units by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Seller;

(c)

FNF, John Kuelbs and CWP shall have executed the Operating Agreement and delivered the same to the Seller;

(d)

The Company and the Seller shall have entered into a Master Manufacturing Agreement in a form acceptable to the Seller, which shall include an initial two-year period of exclusivity and an additional two-year period of non-exclusivity, wherein, during the entire term of such Master Manufacturing Agreement, the Seller will manufacture equipment on an as-requested basis for the Company without any minimum volume or purchase commitment by the Company; and

(e)

The representations and warranties of the Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

7.

CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)

The Seller shall have executed this Agreement and delivered the same to the Buyer;

(b)

The Seller shall have delivered to FNF a certificate evidencing the Units, together with a transfer power duly endorsed.

(c)

The Seller, the Company, CWP and John Kuelbs shall have executed the Operating Agreement, and delivered the same to the Buyer;

(d)

Each of the other Members shall have waived (i) the tag-along rights provided in Section 7.3 of the Operating Agreement and (ii) the right of first refusal provided in Section 7.4 of the Operating Agreement,

(e)

The representations and warranties of the Seller shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Seller shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(f)

The Seller shall have delivered to the Buyer a certificate, executed by a duly authorized officer of the Seller and dated as of the Closing Date, (i) certifying that the conditions specified in Section 7 above are satisfied in all material respects; (ii) attaching a true and correct copy of the Certificate of Formation; and (iii) attaching a true and correct copy of the Operating Agreement; and

(g)

The Company and the Seller shall have entered into a Master Manufacturing Agreement in a form acceptable to the Buyer, which shall include an initial two-year period of exclusivity and an additional two-year period of non-exclusivity, wherein, during the entire term of such Master Manufacturing Agreement, the Seller will manufacture equipment on an as-requested basis for the Company without any minimum volume or purchase commitment by the Company;

(h)

The Seller and the Company shall have entered into an amendment the Technology License Agreement to the extent required by the Buyer; and

(i)

The Buyer shall be satisfied, in the Buyer’s sole and absolute discretion, with their due diligence relating to the Company and the Seller.

8.

INDEMNIFICATION.

(a)

In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Units, and in addition to all of the Seller’s other obligations under this Agreement, the Seller shall defend, protect, indemnify and hold harmless the Buyer and its affiliates and representatives (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Seller in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Seller contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, or with respect to the ownership of the Units being sold by the Seller prior to the Closing Date.

(b)

Notwithstanding the indemnification obligations in Section 8(a) above, in no event shall the Company be obligated to indemnify the Buyer for any Indemnified Liabilities in excess of the FNF Purchase Price; provided, however, if the Indemnified Liabilities for which the Buyer Indemnitees are entitled to indemnification arise out or relate to any environmental claim or to any violation of an Environmental Law (“Environmental Indemnified Liabilities”) the Company shall be obligated to indemnify the Buyer Indemnitees to the full extent of such Environmental Indemnified Liabilities, notwithstanding that such Environmental Indemnified Liabilities exceed the FNF Purchase Price.

(c)

 In consideration of the Seller’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, each Buyer, severally but not jointly shall defend, protect, indemnify and hold harmless the Seller and its subsidiaries and all of their officers, directors, employees, representatives and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Seller Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Seller Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Seller Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, except to the extent the same arises from or relates to the acts or omissions of the Seller Indemnitees (other than acts contemplated pursuant to this Agreement).

9.

MISCELLANEOUS.

(a)

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Palm Beach County, Florida, and expressly consent to the jurisdiction and venue of the State Court of Florida, sitting in Palm Beach County and the United States District Court for the Southern District of Florida sitting in Palm Beach County, Florida for the adjudication of any civil action asserted pursuant to this paragraph.

(b)

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)

Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Seller, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)

Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Seller, to:	Ecosphere Technologies, Inc.
3515 Southeast Lionel Terrace
Stuart, FL 34997
Facsimile: (772) 781-4778
Attention: Dennis McGuire

With a copy to:	Michael D. Harris, Esq.
Nason, Yeager, Gerson, White & Lioce, P.A.
1645 Palm Beach Lakes Boulevard, Suite 1200
West Palm Beach, FL 33401
Facsimile: (561) 471-0894

If to FNF, to:	Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Facsimile: (904) 633-3055
Attention: Chief Legal Officer

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Seller nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, each Buyer may assign the Buyer’s rights to purchase the Units from the Seller under this Agreement to any affiliate of the  Buyer.

(h)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)

Survival.  Unless this Agreement is terminated under Section 8(l), all representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years from the date hereof.

(j)

Publicity.  The Seller and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Buyer shall be entitled, without the prior approval of the Seller, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Buyer shall use reasonable commercial efforts to consult the Seller in connection with any such press release or other public disclosure prior to its release and Seller shall be provided with a copy thereof upon release thereof).

(k)

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)

Termination.  In the event that the Closing shall not have occurred with respect to the Buyer on or before May 31, 2013 due to the Seller’s or any Buyer’s failure to satisfy the conditions set forth in Sections 5 or 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date.

(m)

Brokerage.  The parties represent that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby, except the Seller has agreed to pay a fee to John Kuelbs by assigning and transferring to John Kuelbs 1,911 Class A Units of the Company, representing one and one-half percent of the total issued and outstanding Units of the Company (on a fully-diluted basis) as of the Effective Date.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their respective signature page to this Unit Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
ECOSPHERE TECHNOLOGIES, INC.

By: /s/ Dennis McGuire
Name: Dennis McGuire
Title: Chief Executive Officer

BUYER:

FIDELITY NATIONAL FINANCIAL, INC.

By: /s/ Brent Bickett
Name: Brent Bickett
Title: Executive Vice President – Corporate Finance